UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2024, Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the “Company”), entered into a credit agreement (the “Credit Agreement”) with RMC Credit Facility, LLC (“RMC”). The Company is a wholly owned subsidiary of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (“Parent”). RMC is a special purpose investment entity affiliated with Steven L. Craig, one of the members of Parent’s board of directors.

Pursuant to the Credit Agreement, among other things, RMC agreed to make an advance to the Company in the principal amount of $6,000,000.00, which advance is evidenced by a promissory note (the “Note”). The Note will mature on September 30, 2027 (the “Maturity Date”), and interest will accrue at a rate of 12% per annum and is payable monthly in arrears. All outstanding principal and interest will be due on the Maturity Date. In connection with the Credit Agreement and Note, the Company also entered into a Deed of Trust with RMC and the Public Trustee of La Plata County, Colorado (the “Deed of Trust”) with respect to the Company’s property in Durango, Colorado.

The proceeds of the Credit Agreement will be used as follows: (i) $3,450,000.00 was used to repay all then-existing indebtedness to Wells Fargo Bank, National Association (“Wells Fargo”) under the Wells Fargo Credit Agreement (as defined below), and (ii) the remaining balance will be used for continued capital investment and working capital needs. The Credit Agreement contains customary events of default as well as customary affirmative and negative covenants, including, without limitation, certain reporting obligations and certain limitations on liens, encumbrances, and indebtedness. The Credit Agreement also contains two financial covenants measured quarterly: a maximum ratio of total liabilities to total net worth and a minimum current ratio.

The preceding summaries of the Credit Agreement, Note, and Deed of Trust do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, Note, and Deed of Trust, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 30, 2024, the Company paid in full all outstanding amounts and terminated the Credit Agreement, dated October 13, 2021, by and between the Company and Wells Fargo, as amended on September 26, 2022 and September 28, 2023 (as amended, the “Wells Fargo Credit Agreement”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference.

Item 7.01 Regulation FD Disclosure

On October 4, 2024, the Company issued a press release announcing the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated September 30, 2024, by and between Rocky Mountain Chocolate Factory, Inc., a Colorado corporation, and RMC Credit Facility, LLC, a Colorado limited liability company.
10.2	Promissory Note, dated September 30, 2024, made by Rocky Mountain Chocolate Factory, Inc., a Colorado corporation, to RMC Credit Facility, LLC, a Colorado limited liability company.
10.3
Deed of Trust, dated September 30, 2024, by and among Rocky Mountain Chocolate Factory, Inc., a Colorado corporation, RMC Credit Facility, LLC, a Colorado limited liability company, and the Public Trustee of La Plata County, Colorado.

99.1	Press release, dated October 4, 2024.
104	Cover Page Interactive Data File (embedded withing the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: October 4, 2024	By:	/s/ Jeffrey R. Geygan
	Name:	Jeffrey R. Geygan
	Title:	Interim Chief Executive Officer